EXHIBIT 4.3
SUBSCRIPTION AGREEMENT

Name of Subscriber (please print)
SearchPath International, Inc.
1350 Euclid Avenue, Suite 325
Cleveland, Ohio 44115
Attention: Mr. Tom Johnston
Ladies and Gentlemen:
     The undersigned subscriber (the “Subscriber”) acknowledges that she or he has received and reviewed certain information relating to an investment in SearchPath International, Inc., a Delaware corporation (the “Company”), with respect to the Company’s offering (the “Offering”) of One-Year Convertible Notes of the Company (the “Notes”) convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in an aggregate principal amount of up to One Million Dollars ($1,000,000) (the Notes and the Common Stock shall be collectively referred to as the “Securities”).
     1. Subscription. Subject to the terms and conditions hereof, the Subscriber hereby irrevocably subscribes for and agrees to purchase ______________________________ Dollars ($____________) principal amount of the Securities and tenders herewith, good funds in such amount payable to the order of the Company.
     2. Acceptance of Subscription; Escrow Account. The Subscriber understands and agrees that this subscription is made subject to the unconditional right of the Company to reject any subscription, in whole or in part, for any reason whatsoever. The Subscriber understands that the total amount subscribed will be deposited into the Company’s account and will be returned to the Subscriber without interest if: (a) this subscription has not been accepted and is subsequently rejected by the Company; or (b) less than Two Hundred Fifty Thousand Dollars ($250,000) principal amount of the Securities are subscribed and paid for by all investors by the termination of the Offering. It is understood and agreed that if this subscription is accepted by the Company and Five Hundred Thousand Dollars ($500,000) principal amount of the Securities are subscribed and paid for by such date by all investors, the funds tendered herewith shall be deposited to the general account of the Company and shall be considered assets of the Company in payment for the Securities.
     3. Representations and Warranties of the Subscriber. The Subscriber understands and acknowledges that the Securities are being offered and sold under one or more of the exemptions from registration provided for in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), including Regulation D promulgated thereunder, and any applicable state securities laws. The Subscriber is purchasing the Securities without being offered or furnished any formal offering literature or prospectus. The Subscriber understands that this transaction has not been reviewed or approved by any federal agency or state regulatory authority charged with the administration of the securities laws of any state. During the Offering, all documents, records and books pertaining to this investment, as well as management of the Company, have been made available to the Subscriber and the representatives of the Subscriber and the Subscriber has had the opportunity to discuss this Subscription Agreement, the available information with respect to the Company, and the Subscriber’s potential investment in the Company with his or her counsel and financial advisor. The Subscriber acknowledges that the books and records of the Company have been made available to him or her, and will be available upon reasonable notice for inspection by the Subscriber during reasonable business hours at its principal place of business set forth above.
          3.1. Residence; Authority. The Subscriber is a resident of, or has its principal place of business in, the state listed on the signature page hereto. If the Subscriber is an individual, the Subscriber is of full legal age in such state and is legally competent to execute and deliver this Subscription Agreement. If the Subscriber is an entity, the execution, delivery and performance of the Subscriber’s obligations under this Subscription Agreement have been duly authorized by all required action. This Subscription Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.
          3.2. Suitability. The Subscriber understands that his or her investment in the Securities is of a speculative nature and confirms that the Subscriber understands and has fully considered for purposes of this investment the risks of this investment and understands that (i) this investment is suitable only for an investor who is able to bear the economic consequences of losing his or her entire investment, (ii) the purchase of the Securities is an extremely speculative investment which involves a high degree of risk, and (iii) there are substantial restrictions on the transferability of, and there will be no immediate public market for, the Securities, and accordingly, it may not be possible for the Subscriber to liquidate the Subscriber’s investment in case of emergency.
          3.3. Lack of Liquidity. The Subscriber confirms that the Subscriber is able (i) to bear the economic risk of this investment, and (ii) to hold the Securities for an indefinite period of time. The Subscriber has sufficient liquid assets so that the illiquidity associated with this investment will not cause any undue financial difficulties or affect the Subscriber’s ability to provide for the Subscriber’s current needs and possible financial contingencies, and that the Subscriber’s commitment to all speculative investments is reasonable in relation to the Subscriber’s net worth and annual income.
          3.4. Knowledge and Experience. The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of this speculative investment and of making an informed investment decision.
          3.5. Accredited Investor. The Subscriber falls into one or more of the following categories and is therefore an “accredited investor” as defined in Rule 501 of Regulation D of the Securities Act:
     (a) An individual who: (i) together with his or her spouse has a net worth (i.e., total assets in excess of total liabilities) in excess of $1,000,000; or (ii) individually (without his or her spouse) had annual income in excess of $200,000 in 2006 and 2007 and has a reasonable expectation of reaching the same income level in the current year; or (iii) together with his or her spouse has annual income in excess of $300,000 in 2006 and 2007, and reasonably expects a joint annual income in excess of $300,000 in the current year.
     (b) A corporation, partnership or trust if: (i) all of its equity owners are individual accredited investors as described under (a)(i), (ii) or (iii) above; or (ii) it has total assets in excess of $5,000,000.
     (c) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”) if: (i) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser; (ii) the plan has total assets in excess of $5,000,000; or (iii) if a self-directed plan, with investment decisions made solely by persons each of whom is an accredited investor as described under (a)(i), (ii), or (iii) above.
     (d) A trust if: (i) the trust has total assets of $5,000,000; (ii) the trust was not formed for the sole purpose of acquiring the Securities; and (iii) the purchase of the Securities is directed by a person who is an “accredited investor” as described under (a)(i), (ii) or (iii) above or who together with his or her purchaser representative has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investments. A revocable grantor trust may also be an accredited investor if each of the grantors of the revocable grantor trust is an accredited investor.
     (e) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, may be an accredited investor, if such plan has total assets in excess of $5,000,000.
     (f) For Non-U.S. Investors: The Subscriber confirms and acknowledges that it is the responsibility of the Subscriber, as a person who is not a resident of the United States, to satisfy himself or herself as to the full observance of the laws of any relevant territory outside of the United States in connection with his or her proposed investment.

This includes obtaining any required governmental or other consents and observing any other applicable formalities or requirements with respect to the Subscriber’s investment.
          3.6. Access to Management. The Subscriber confirms that, in making the decision to purchase the Securities, the Subscriber has relied solely upon independent investigations made by the Subscriber, and that the Subscriber has been given the opportunity to ask questions of, and to receive answers from, management and other persons acting on behalf of the Company concerning the Company and the terms and conditions of this Offering, and to obtain any additional information regarding the Company and the Offering.
          3.7. Investment Intent. The Securities are being acquired by the Subscriber solely for the personal account of the Subscriber, for investment purposes only, and not with a view to, or in connection with, any resale or distribution thereof. The Subscriber has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Securities for which the Subscriber hereby subscribes, or any part thereof, or any interest therein or any rights thereto. The Subscriber has no present plans to enter into any such contract, undertaking, agreement or arrangement. The Subscriber must bear the economic risk of the investment for an indefinite period of time because the Securities have not been registered under the Securities Act and applicable state securities laws and, therefore, cannot be sold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available.
          3.8. General Solicitation. The Subscriber has neither received, nor is the Subscriber aware of, any general solicitation or general advertising of the Securities, including, without limitation, any communication published in any newspaper or magazine or broadcast over television or radio, or of any seminar or meeting or selling literature relating to the sale of the Securities.
          3.9. Restrictive Legend. The Subscriber consents to the placement of a restrictive legend on the certificate(s) or note(s) representing the Securities as required by applicable securities laws.
          3.10. Brokers. The Subscriber is under no obligation to pay any broker’s fee or commission in connection with this investment. Under certain circumstances, the Company may pay a broker’s fee or commission in connection with the sale of the Securities to registered brokers, registered dealers or certain “associated persons” of the Company, each of whom is not deemed to be a broker pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934, as amended.
          3.11. Investment Commitment Not Disproportionate to Net Worth. The Subscriber’s overall commitment to investments which are not readily marketable is not disproportionate to the Subscriber’s net worth and the Subscriber’s investment in the Company will not cause such overall commitment to become excessive.

     4. Transferability. The Subscriber agrees not to transfer or assign this Subscription Agreement, or any of his or her interest herein, and further agrees that the assignment and transfer of the Securities acquired pursuant hereto shall be made only in accordance with all applicable laws and the terms of the Securities themselves, including, but not limited to, the Notes. The Subscriber further acknowledges that the Company may, in connection with and as a condition to, any proposed assignment of the Securities by the Subscriber, require that the Company’s legal counsel issue a favorable opinion regarding such proposed assignment, and in connection therewith, may require that the Subscriber submit to the Company such evidence as may be reasonably satisfactory to counsel to the Company to the effect that any such proposed assignment shall not be in violation of the Securities Act, applicable state securities laws, or any rules or regulations promulgated thereunder. The Subscriber also acknowledges and agrees that as a condition to any such assignment, all fees, costs and expenses incurred by the Company in this regard shall, at the discretion of the Company, be paid by the Subscriber.
     5. Indemnification. The Subscriber hereby agrees to indemnify and hold harmless the Company, and each person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any misrepresentation or any breach or default of any representation, warranty, acknowledgment or agreement by the Subscriber hereunder.
     6. Continuing Effect of Representations, Warranties and Acknowledgments. The representations and warranties of the Subscriber contained in Section 3 are true and accurate as of the date of this Subscription Agreement and shall be true and accurate as of the date of delivery to and acceptance by the Company, and shall survive such delivery and acceptance. If in any respect such representations, warranties and acknowledgments shall not be true and accurate prior to such delivery and acceptance, the Subscriber shall give immediate written notice of such fact to the Company and to his or her purchaser representative(s), if any, specifying which representations and warranties and acknowledgments are not true and accurate and the reasons therefor.
     7. Nominee Registration. If the Subscriber wishes to have the Securities registered in the record name of a fiduciary or nominee, the Subscriber will separately complete the “Confirmation of Beneficial Ownership” form provided by the Company, which will otherwise be subject to and a part of this Subscription Agreement.
     8. Miscellaneous. This Subscription Agreement and the documents referenced herein constitute the entire agreement between the parties relative to the subject matter of the sale of the Securities, and supersede all proposals or agreements, written or oral, and all other communications between the parties relating to the subject matter of this Subscription Agreement. No provision of this Subscription Agreement shall be waived, amended, modified, superseded, canceled, terminated, renewed, or extended except in a written instrument signed by the party against whom any of the foregoing actions is asserted. Any waiver shall be limited to the particular instance and for the particular purpose when and for which it is given. The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall in no way effect the validity, legality or enforceability of any other provision of this Subscription Agreement and this Subscription Agreement shall be construed and reformed by any court of competent jurisdiction to give full effect to the essential purposes of this Subscription Agreement. This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the General Corporation Law of the State of Delaware and the federal securities laws. All notices provided for in this Subscription Agreement shall be given in writing and shall be effective when either served by personal delivery, express overnight courier service, electronic transmission, or by first class mail return-receipt requested, postage prepaid, addressed to the parties at their respective addresses herein set forth, or to such other address or addresses as either party may later specify by written notice to the other. This Subscription Agreement may be executed in duplicate counterparts, which, when taken together, shall constitute one instrument and each of which shall be deemed to be an original instrument. Any dispute, controversy or claim arising out of, in connection with, or in relation to this Subscription Agreement or the breach of any of the provisions hereof shall be settled by arbitration in the State of Ohio, pursuant to the rules then pertaining to the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having competent jurisdiction thereof.
{Signature Page Follows}

     [For Individual Investors]
     IN WITNESS WHEREOF, the Subscriber has hereby executed this Subscription Agreement as of this ___day of ___, 2008.

Signature of Subscriber	Street Address

City or Town
Print Name of Subscriber

State Zip Code

Social Security Number (if applicable)	Telephone Number

e-mail Address
Original Amount of One-year Convertible Note:
$__________________________________________________
IF MORE THAN ONE SUBSCRIBER, TITLE IS TO BE HELD IN EQUAL SHARES AS (strike out the option that does not apply; if no designation is made, title will be pursuant to option (A)):
(A) JOINT TENANTS, WITH FULL RIGHTS OF SURVIVORSHIP
(B) TENANTS IN COMMON.
The Company hereby accepts the foregoing Subscription Agreement, subject to the terms and conditions set forth herein, as of this ____________day of _______________, 2008.

SearchPath International, Inc.

By:

Its:

[For Institutional Investors]
IN WITNESS WHEREOF, the Subscriber has hereby executed this Subscription Agreement as of this ___ day of ___, 2008.

Name of Subscriber	Street Address

City or Town
Duly Authorized Officer; Title

State Zip Code

Social Security Number (if applicable)	Telephone Number

e-mail Address
Original Amount of One-Year Convertible Note:
$__________________________________________________

The Company hereby accepts the foregoing Subscription Agreement, subject to the terms and conditions set forth herein, as of this ____________day of ____________, 2008.

SearchPath International, Inc.

By:

Its: